EXHIBIT 99.1

MEDIA  CONTACTS:     INVESTOR  CONTACT:
Julie  Kim/  Roger  Villareal                              Billie  Anderson
Weber  Shandwick                              Peet's  Coffee  &  Tea,  Inc.
415.248.3419/415.248.3425                                      510.594.2100
jkim@webershandwick.com                                 banderson@peets.com
rvillareal@webershandwick.com

          PEET'S COFFEE & TEA, INC. REPORTS THIRD QUARTER 2003 RESULTS

EMERYVILLE, Calif. - October 29, 2003 - Peet's Coffee & Tea, Inc. (NASDAQ:PEET), today announced third quarter results for the 13 week period ending September 28, 2003.

Total Company revenue for the quarter increased 13.7 percent to $28.8 million, compared to $25.4 million for the same period last year. Year-to-date sales increased to $85.3 million for the 39 weeks ending September 28, 2003, an increase of 14.2 percent over sales of $74.7 million for the same period last year.

Retail Store revenue increased 10.7 percent to $20.7 million for the quarter. Three new stores opened during the quarter bringing the total openings for the year to seven. The retail business also continues to benefit from the redesign of the beverage menu late in the second quarter, which has improved drink sales. Year-to-date Retail Store revenue increased 8.5 percent to $61.8 million primarily driven by the twelve new stores we have added in the last fourteen months.

Specialty Sales revenue increased 22 percent to $8.1 million for the quarter. Within Specialty, the grocery business continues to grow most rapidly, up 57 percent over last year, despite comparison to the initial pipeline load-in for the introduction into 1,200 Safeway stores in the third quarter of last year. This quarter, an additional 530 grocery distribution points were added, bringing the total to 2,630 at the end of the quarter. The foodservice business also registered a healthy 49 percent growth benefiting from new customers added earlier in the year and late last year. Direct delivery sales were up 6 percent, and the office business grew 2 percent during the quarter. Year-to-date, Specialty Sales revenue increased 32.6 percent to $23.5 million.

For the quarter, Peet's recorded a loss of $0.3 million, or $0.03 per share, which includes a charge of $3.4 million ($2.1 million after tax, or $0.16 per share). This previously announced charge was primarily due to an agreement in principle to settle a purported class action overtime lawsuit commonly brought against companies with retail operations in California, and, secondarily, due to key executive severance payments. For the third quarter of 2002, net income was $1.3 million, or $0.10 per share. Without this charge, net income would have been $1.8 million, up 39 percent over last year, equal to analysts' consensus estimates.

Year-to-date net income was $2.5 million, or $0.19 per share, compared to $2.5 million, or $0.22 per share last year. Excluding the charge, net income was $4.6 million, up 85 percent over last year.

"Aside from these charges, we're pleased with our third quarter earnings and sales performance. While we are disappointed in having to settle this overtime litigation, we believe it is in the best interest of the Company and our shareholders to put this one-time matter behind us and move on," said Patrick O'Dea, president and chief executive officer, Peet's Coffee & Tea, Inc. "I am optimistic about our future prospects as we continue to build an organization that will enable us to grow at an even more rapid rate into the future."

PEET'S  COFFEE  &  TEA,  INC.  Q3  2003  CONFERENCE  CALL
The Company will report its third quarter 2003 results via conference call on Wednesday, October 29, 2003, at which time the Company will also provide 2003 fourth quarter and year-end guidance, as well as 2004 sales and earnings guidance. The teleconference call will begin at 2:00 p.m. PDT/5:00 p.m. EDT. The call will be simultaneously webcast with accompanying slides on Peet's Web site at www.peets.com.

The teleconference can be accessed by calling 1-800-361-0912. A replay of the teleconference will be available at 5 p.m. PDT/8 p.m. EDT at 1-888-203-1112, using access code 371665. The recording will be archived through midnight EDT on November 5, 2003. It will also be available at http://investor.peets.com through October 29, 2004.

ABOUT  PEET'S  COFFEE  &  TEA,  INC.
Founded in Berkeley, Calif. in 1966, Peet's Coffee & Tea, Inc. is a specialty coffee roaster and marketer of fresh, deep-roasted whole bean coffee for home and office enjoyment. Peet's fresh-roasted coffee, hand-selected tea and related items are sold in several distribution channels including specialty grocery and gourmet food stores, online and mail order, office and restaurant accounts and 72 company-owned stores in six states. Peet's is committed to strategically growing its business and to maintaining a unique culture and focus on customer satisfaction. For information about Peet's Coffee & Tea, Inc., visit www.peets.com or call 1-800-999-2132. Peet's Coffee & Tea, Inc. shares are traded under the symbol PEET.

                                       ###

This press release contains statements that are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those relating to the agreement in principle to settle the overtime litigation. Because of the uncertainties inherent in these forward-looking statements, the Company's actual results could differ materially from those set forth in forward-looking statements. The Company's estimates regarding its operations and financial results are based on currently available operating, financial and competitive information. Actual future results and trends may differ materially depending on a variety of factors including but not limited to, risks arising from accounting adjustments; the court's approval of the settlement of the overtime litigation; the Company's ability to implement its business strategy, attract and retain customers, and obtain and expand its market presence in new geographic regions; the availability and cost of high quality Arabica coffee beans; consumers' tastes and preferences; and competition in its market as well as other risk factors as described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 29, 2002.
..


                            Peet's Coffee & Tea, Inc.
                Condensed Consolidated Statements of Operations
                (Unaudited, in thousands, except per share data)


                                                            Thirteen       Thirteen      Thirty-nine    Thirty-nine
                                                           weeks ended    weeks ended    weeks ended    weeks ended
                                                           09/28/2003     09/29/2002     09/28/2003     09/29/2002
Retail stores. . . . . . . . . . . . . . . . . . . . . .  $     20,706   $     18,702   $     61,794   $     56,975
Specialty sales. . . . . . . . . . . . . . . . . . . . .         8,127          6,664         23,517         17,736
                                                          -------------  -------------  -------------  -------------
NET REVENUE. . . . . . . . . . . . . . . . . . . . . . .        28,833         25,366         85,311         74,711

COGS & related occupancy expenses. . . . . . . . . . . .        13,308         11,651         39,297         34,719
Operating expenses . . . . . . . . . . . . . . . . . . .         9,426          8,182         28,183         24,100
Marketing & advertising expenses . . . . . . . . . . . .           958          1,161          3,357          3,431
General & administrative expenses. . . . . . . . . . . .         4,860          1,403          7,722          5,434
Depreciation & amortization expenses . . . . . . . . . .         1,228          1,160          3,547          3,390
                                                          -------------  -------------  -------------  -------------
     Total operating cost & expenses . . . . . . . . . .        29,780         23,557         82,106         71,074
OPERATING INCOME (LOSS). . . . . . . . . . . . . . . . .          (947)         1,809          3,205          3,637
Investment income, net . . . . . . . . . . . . . . . . .          (499)          (220)          (972)          (307)
                                                          -------------  -------------  -------------  -------------
INCOME (LOSS) BEFORE INCOME TAX. . . . . . . . . . . . .          (448)         2,029          4,177          3,944
Income tax provision (benefit) . . . . . . . . . . . . .          (125)           750          1,679          1,459
                                                          -------------  -------------  -------------  -------------
NET INCOME (LOSS). . . . . . . . . . . . . . . . . . . .  $       (323)  $      1,279   $      2,498   $      2,485
                                                          =============  =============  =============  =============

NET INCOME (LOSS) PER SHARE:
Basic. . . . . . . . . . . . . . . . . . . . . . . . . .  $      (0.03)  $       0.11   $       0.20   $       0.24
Diluted (1). . . . . . . . . . . . . . . . . . . . . . .  $      (0.03)  $       0.10   $       0.19   $       0.22

SHARES USED IN CALCULATING NET INCOME (LOSS) PER SHARE:
Basic. . . . . . . . . . . . . . . . . . . . . . . . . .        12,778         11,992         12,472         10,541
Diluted (1). . . . . . . . . . . . . . . . . . . . . . .        12,778         12,673         13,155         11,272


(1) As a result of the net loss for the third quarter of 2003, potential common shares in the diluted computation would be antidilutive and are therefore excluded. As a result, shares used in computing basic and diluted net loss per common share are the same for the quarter.


                            Peet's Coffee & Tea, Inc.
                      Condensed Consolidated Balance Sheets
                            (Unaudited, in thousands)


                                               September 28, 2003   December 29, 2002   September 29, 2002
ASSETS
Current Assets
Cash & cash equivalents . . . . . . . . . . .  $            27,175  $           19,672  $            17,472
Accounts receivable . . . . . . . . . . . . .                2,831               2,210                1,624
Income tax receivable . . . . . . . . . . . .                  300               1,117                    -
Inventories . . . . . . . . . . . . . . . . .               13,058              11,007               11,017
Prepaid expenses and other. . . . . . . . . .                3,710               1,803                1,615
                                               -------------------  ------------------  -------------------
     Total Current Assets . . . . . . . . . .               47,074              35,809               31,728

Property and equipment, net . . . . . . . . .               31,860              27,929               24,903
Deferred income taxes . . . . . . . . . . . .                    -                   -                  941
Intangibles and other assets, net . . . . . .                2,962               3,305                3,565
Long-term U.S. government securities. . . . .               24,956              28,102               27,863
                                               -------------------  ------------------  -------------------
     Total Assets . . . . . . . . . . . . . .  $           106,852  $           95,145  $            89,000
                                               ===================  ==================  ===================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable. . . . . . . . . . . . . . .  $             4,963  $            6,463  $             5,498
Accrued compensation and benefits . . . . . .                3,875               3,741                2,536
Other accrued liabilities . . . . . . . . . .                5,240               2,638                2,780
Current portion of long-term borrowings . . .                  444                 468                  487
                                               -------------------  ------------------  -------------------
     Total Current Liabilities. . . . . . . .               14,522              13,310               11,301

Long-term borrowings, less current portion. .                   90                 424                  535
Deferred income taxes . . . . . . . . . . . .                   32                 181                    -
Deferred lease credits. . . . . . . . . . . .                  828                 726                  705
                                               -------------------  ------------------  -------------------
     Total Liabilities. . . . . . . . . . . .               15,472              14,641               12,541
                                               -------------------  ------------------  -------------------

Shareholders' Equity
Common stock. . . . . . . . . . . . . . . . .               86,621              78,014               76,244
Other comprehensive income. . . . . . . . . .                   36                 265                  162
Retained earnings . . . . . . . . . . . . . .                4,723               2,225                   53
                                               -------------------  ------------------  -------------------
     Total Shareholders' Equity . . . . . . .               91,380              80,504               76,459
                                               -------------------  ------------------  -------------------

     Total Liabilities & Shareholders' Equity  $           106,852  $           95,145  $            89,000
                                               ===================  ==================  ===================


                                             Peet's Coffee & Tea, Inc.
                           Reconciliation of Net Income (Loss) excluding Special Charges
                                  (Unaudited, in thousands, except per share data)

The following reconciliation of net income (loss) is provided to assist the reader with understanding the financial impact of the litigation settlement and severance charges during the quarter and the year. Management believes this information  is  relevant  because  the magnitude of the charges do not reflect our on-going operating performance.



                                                     Thirteen weeks ended               Thirty-nine weeks ended
                                                     --------------------               -----------------------

                                                Sept. 28, 2003   Sept. 29, 2002    Sept. 28, 2003   Sept. 29, 2002
                                               ----------------  ---------------  ----------------  ---------------
Net income (loss) as reported . . . . . . . .  $          (323)  $         1,279  $         2,498   $         2,485
Litigation settlement and severance charge. .            3,367                 0            3,367                 0
Income tax benefit. . . . . . . . . . . . . .           (1,265)                0           (1,265)                0
                                               ----------------  ---------------  ----------------  ---------------
Net income, excluding charges . . . . . . . .  $         1,779   $         1,279  $         4,600   $         2,485
                                               ================  ===============  ================  ===============

After tax impact of litigation and severance.  $         2,102                    $         2,102


Basic net income (loss) per share:
Net income (loss), as reported. . . . . . . .  $         (0.03)  $          0.11  $          0.20   $          0.24
Litigation settlement and severance charge. .             0.26              0.00             0.27              0.00
Income tax benefit. . . . . . . . . . . . . .            (0.10)             0.00            (0.10)             0.00
                                               ----------------  ---------------  ----------------  ---------------
Basic net income, excluding charges*. . . . .  $          0.14   $          0.11  $          0.37   $          0.24
                                               ================  ===============  ================  ===============


Diluted net income (loss) per share: (2)
Net income (loss), as reported. . . . . . . .  $         (0.03)  $          0.10  $          0.19   $          0.22
Litigation settlement and severance charge. .             0.25              0.00             0.26              0.00
Income tax benefit. . . . . . . . . . . . . .            (0.09)             0.00            (0.10)             0.00
                                               ----------------  ---------------  ----------------  ---------------
Diluted net income, excluding charges . . . .  $          0.13   $          0.10  $          0.35   $          0.22
                                               ================  ===============  ================  ===============

After tax impact of litigation and severance.  $          0.16                    $          0.16


(2) Shares used in calculating diluted net income per share for the quarter and year to date are 13,544 and 13,155, respectively, and include the dilution of common share equivalents.


*  per  share  data  may  not  sum  due  to  rounding


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